                                                                      EXHIBIT 99
                                            ALLETE Second Quarter 2007 Form 10-Q

[ALLETE LOGO]                               For Release:       July 27, 2007
                                            CONTACT:           Eric Olson
                                                               218-723-3947
                                                               eolson@allete.com

                                            INVESTOR           Tim Thorp
                                            CONTACT:           218-723-3953
                                                               tthorp@allete.com

NEWS

       TWO REAL ESTATE SALES BOOST ALLETE'S SECOND QUARTER EPS TO 80 CENTS
                 COMPARED TO 47 CENTS IN SECOND QUARTER OF 2006

        FIRST CLOSING OF SAWMILL CREEK SALE INCLUDED IN QUARTERLY RESULTS

ALLETE, Inc. (NYSE: ALE) today reported second quarter 2007 earnings per share of 80 cents compared to 47 cents per share in the second quarter a year ago.

Net income in the second quarter of 2007 was $22.6 million on operating revenue of $223.3 million, compared to net income of $13.2 million on operating revenue of $178.3 million in the second quarter of 2006.

ALLETE's Real Estate segment recorded net income of $11.5 million during the second quarter compared to $5.6 million in the corresponding period a year ago. ALLETE Properties closed a $12.6 million sale of property for a Super Target and associated retail stores at its Town Center at Palm Coast development. At its Palm Coast Park development, ALLETE Properties closed a $13.1 million sale to a subsidiary of Lowe Enterprises, which represents the first phase of Lowe's Sawmill Creek project.

"We're particularly pleased to report the first closing of the sale to Lowe," said Don Shippar, ALLETE's Chairman, President and Chief Executive Officer. "The Sawmill Creek development will enhance the value of the surrounding property we are marketing in Palm Coast Park."

ALLETE's Regulated Utility net income was down from $6.8 million in the second quarter of 2006 to $6.1 million in 2007, primarily due to higher operations and maintenance costs related to outage schedules at the Boswell and Taconite Harbor Energy Centers. Total kilowatthour sales were about the same as a year ago.

Net income from ALLETE's investment in ATC, which commenced in May of 2006, grew to $1.9 million during the second quarter of 2007, compared to $54,000 in the second quarter a year ago. As of June 30, 2007, ALLETE had an investment balance of $64.4 million in ATC.

ALLETE's Other segment recorded net income of $2.5 million in the second quarter of 2007, compared to $321,000 in the second quarter of 2006. The increase was primarily due to a $1.5 million after-tax resolution of a tax audit, and release of a $1 million loan guarantee for the now-vacant Northwest Airlines maintenance base in Duluth.

ALLETE anticipates its earnings will be between $3.00 and $3.05 per share in 2007. This guidance assumes lower real estate sales during the second half of 2007 compared to 2006, normal weather patterns in Minnesota Power's service territory compared to a warmer than normal third quarter in 2006, and higher income from the investment in ATC due to a larger investment balance in 2007.

ALLETE'S CORPORATE HEADQUARTERS ARE LOCATED IN DULUTH, MINNESOTA. ALLETE PROVIDES ENERGY SERVICES IN THE UPPER MIDWEST AND HAS SIGNIFICANT REAL ESTATE HOLDINGS IN FLORIDA. MORE INFORMATION ABOUT THE COMPANY IS AVAILABLE ON ALLETE'S WEB SITE AT WWW.ALLETE.COM.

THE STATEMENTS CONTAINED IN THIS RELEASE AND STATEMENTS THAT ALLETE MAY MAKE ORALLY IN CONNECTION WITH THIS RELEASE THAT ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, AND INVESTORS ARE DIRECTED TO THE RISKS DISCUSSED IN DOCUMENTS FILED BY ALLETE WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                       ###

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ALLETE NEWS RELEASE               July 27, 2007                      PAGE 2 of 3
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
                                                            ALLETE, INC.
                                                  CONSOLIDATED STATEMENT OF INCOME
                                            FOR THE PERIODS ENDED JUNE 30, 2007 AND 2006
                                                  Millions Except Per Share Amounts

                                                                                  QUARTER ENDED                   YEAR TO DATE
                                                                              2007             2006            2007           2006
------------------------------------------------------------------------------------------------------------------------------------
OPERATING REVENUE                                                            $223.3            $178.3         $428.6         $370.8
------------------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES
     Fuel and Purchased Power                                                  92.9              63.0          170.6          132.4
     Operating and Maintenance                                                 84.6              76.8          159.2          151.3
     Depreciation                                                              11.9              12.2           23.6           24.4
------------------------------------------------------------------------------------------------------------------------------------

         Total Operating Expenses                                             189.4             152.0          353.4          308.1
------------------------------------------------------------------------------------------------------------------------------------

OPERATING INCOME FROM CONTINUING OPERATIONS                                    33.9              26.3           75.2           62.7
------------------------------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)
     Interest Expense                                                          (6.1)             (6.4)         (12.4)         (12.8)
     Other                                                                      7.3               3.4           14.8            5.1
------------------------------------------------------------------------------------------------------------------------------------

         Total Other Income (Expense)                                           1.2              (3.0)           2.4           (7.7)
------------------------------------------------------------------------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS
     BEFORE MINORITY INTEREST AND INCOME TAXES                                 35.1              23.3           77.6           55.0
MINORITY INTEREST                                                               1.3               0.8            1.4            2.1
------------------------------------------------------------------------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                          33.8              22.5           76.2           52.9
INCOME TAX EXPENSE                                                             11.2               8.9           27.3           20.5
------------------------------------------------------------------------------------------------------------------------------------

INCOME FROM CONTINUING OPERATIONS                                              22.6              13.6           48.9           32.4
INCOME FROM DISCONTINUED OPERATIONS - NET OF TAX                                  -              (0.4)             -           (0.4)
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME                                                                   $ 22.6            $ 13.2         $ 48.9         $ 32.0
------------------------------------------------------------------------------------------------------------------------------------

AVERAGE SHARES OF COMMON STOCK
     Basic                                                                     28.2              27.7           28.1           27.6
     Diluted                                                                   28.3              27.9           28.2           27.8
------------------------------------------------------------------------------------------------------------------------------------

BASIC EARNINGS PER SHARE OF COMMON STOCK
     Continuing Operations                                                    $0.80             $0.50          $1.74          $1.18
     Discontinued Operations                                                      -             (0.02)             -          (0.02)
------------------------------------------------------------------------------------------------------------------------------------

                                                                              $0.80             $0.48          $1.74          $1.16
------------------------------------------------------------------------------------------------------------------------------------


DILUTED EARNINGS PER SHARE OF COMMON STOCK
     Continuing Operations                                                    $0.80             $0.49          $1.73          $1.17
     Discontinued Operations                                                      -             (0.02)             -          (0.02)
------------------------------------------------------------------------------------------------------------------------------------

                                                                              $0.80             $0.47          $1.73          $1.15
------------------------------------------------------------------------------------------------------------------------------------

DIVIDENDS PER SHARE OF COMMON STOCK                                         $0.4100           $0.3625        $0.8200        $0.7250
------------------------------------------------------------------------------------------------------------------------------------

                           CONSOLIDATED BALANCE SHEET
                                    Millions
                                                 JUN. 30,      DEC. 31,
                                                  2007           2006
-----------------------------------------------------------------------
ASSETS
Cash and Short-Term Investments                $  158.9        $  149.3
Other Current Assets                              148.1           138.4
Property, Plant and Equipment                     977.2           921.6
Investments                                       207.8           189.1
Other                                             137.7           135.0
-----------------------------------------------------------------------
TOTAL ASSETS                                   $1,629.7        $1,533.4
-----------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities                            $  130.5        $  143.5
Long-Term Debt                                    409.2           359.8
Other Liabilities                                 376.7           364.3
Shareholders' Equity                              713.3           665.8
-----------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $1,629.7        $1,533.4
-----------------------------------------------------------------------


ALLETE NEWS RELEASE               July 27, 2007                      PAGE 3 of 3
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

                                                                          QUARTER ENDED                        YEAR TO DATE
                                                                            JUNE 30,                             JUNE 30,
ALLETE, INC.                                                         2007              2006               2007              2006
------------------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS)
Millions

   Regulated Utility                                                $  6.1             $ 6.8              $24.9             $19.8
   Nonregulated Energy Operations                                      0.6               0.9                2.8               1.8
   ATC                                                                 1.9                 -                3.7                 -
   Real Estate                                                        11.5               5.6               14.6              10.6
   Other                                                               2.5               0.3                2.9               0.2
------------------------------------------------------------------------------------------------------------------------------------

   Income from Continuing Operations                                  22.6              13.6               48.9              32.4
   Loss from Discontinued Operations                                     -              (0.4)                 -              (0.4)
------------------------------------------------------------------------------------------------------------------------------------

   Net Income                                                       $ 22.6             $13.2              $48.9             $32.0
------------------------------------------------------------------------------------------------------------------------------------

DILUTED EARNINGS PER SHARE
   Continuing Operations                                            $ 0.80            $ 0.49              $1.73             $1.17
   Discontinued Operations                                               -             (0.02)                 -             (0.02)
------------------------------------------------------------------------------------------------------------------------------------

                                                                    $ 0.80            $ 0.47              $1.73             $1.15
------------------------------------------------------------------------------------------------------------------------------------

STATISTICAL DATA

CORPORATE
   Common Stock
       High                                                         $51.30            $48.55             $51.30            $48.55
       Low                                                          $45.39            $44.34             $44.93            $42.99
       Close                                                        $47.05            $47.35             $47.05            $47.35

   Book Value                                                       $23.23            $20.70             $23.23            $20.70

KILOWATTHOURS SOLD
Millions

   Regulated Utility
       Retail and Municipals
           Residential                                               231.7             229.1              573.3             537.1
           Commercial                                                320.9             315.5              673.1             644.2
           Municipals                                                229.2             216.1              495.6             435.4
           Industrial                                              1,734.0           1,769.9            3,439.4           3,592.2
           Other                                                      19.0              18.6               41.3              38.6
------------------------------------------------------------------------------------------------------------------------------------

                Total Retail and Municipal                         2,534.8           2,549.2            5,222.7           5,247.5
       Other Power Suppliers                                         513.0             515.5            1,036.9           1,020.6
------------------------------------------------------------------------------------------------------------------------------------

                Total Regulated Utility                            3,047.8           3,064.7            6,259.6           6,268.1
   Nonregulated Energy Operations                                     59.8              55.3              123.5             120.9
------------------------------------------------------------------------------------------------------------------------------------

                Total Kilowatthours Sold                           3,107.6           3,120.0            6,383.1           6,389.0
------------------------------------------------------------------------------------------------------------------------------------


REAL ESTATE

   Town Center Development Project
       Commercial Square Footage Sold                              435,000           170,695            435,000           250,695
       Residential Units                                               130               186                130               186

   Palm Coast Park Development Project
       Commercial Square Footage Sold                               40,000                 -             40,000                 -
       Residential Units                                               406                 -                406                 -

   Other Land
       Acres Sold                                                        -                10                367               466
       Lots Sold                                                         -                 -                  -                 -
------------------------------------------------------------------------------------------------------------------------------------


[THIS EXHIBIT HAS BEEN FURNISHED AND SHALL NOT BE DEEMED "FILED" FOR PURPOSES OF
SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE IN ANY FILING UNDER THE SECURITIES ACT OF 1933, EXCEPT AS SHALL BE EXPRESSLY SET FORTH BY SPECIFIC REFERENCE IN SUCH FILING.]